EXHIBIT 14



 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated June 30, 2006, and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated June 30, 2006, of Automated Treasury Cash Reserves, a portfolio of Money Market Obligations Trust, and to the incorporation by reference of our report dated June 9, 2006 with respect to the financial statements and financial highlights of the Automated Treasury Cash Reserves included in the April 30, 2006 Annual Report to Shareholders; which Prospectus, Statement of Additional Information, and Annual Report are incorporated by reference in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Automated Treasury Cash Reserves, dated August 3, 2006.

We also consent to the incorporation by reference of our report dated June 9, 2006 with respect to the financial statements and financial highlights of the Automated Treasury Cash Reserves included in the April 30, 2006 Annual Report to Shareholders; which Prospectus, Statement of Additional Information, and Annual Report are incorporated by reference in the Statement of Additional Information included in this Registration Statement on Form N-14 of Automated Treasury Cash Reserves, dated August 3, 2006.

                                                         /s/ ERNST & YOUNG LLP
                                                             ERNST & YOUNG LLP
Boston, Massachusetts
June 28, 2006